UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2016

JUNIPER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10352	59-2758596
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Four Liberty Square 4th Floor Boston, Massachusetts		02109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 639-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 27, 2016, the stockholders of Juniper Pharmaceuticals, Inc. (the “Company”) approved the Amended and Restated 2015 Long-Term Incentive Plan (the “Amended Plan”) at the 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”). The Amended Plan had been previously approved by the board of directors (the “Board”) of the Company on May 11, 2016, subject to stockholder approval. The Amended Plan provides for the following changes, among others to the 2015 Long-Term Incentive Plan: (i) an increase in the number of shares of the Company’s common stock reserved for issuance under the Amended Plan by 1,500,000 shares; (ii) removes the limitation on the number of shares of common stock that may be issued pursuant to full value awards, such that each stock option or stock appreciation right granted under the Amended Plan will reduce the share pool by one share, and each stock award, stock unit, performance share or other stock-based award will reduce the share pool by two shares; (iii) each award granted under the Amended Plan (other than a substitute award), will be subject to a minimum restricting and/or vesting period of 12 months from the date of grant; (iv) awards granted on or after the date of the Amended Plan will accelerate only if the participant is terminated without cause within 24 months following a change of control, provided the successor assumes or substitutes the outstanding awards for awards under its own equity plan, and (iv) an increase to the maximum number of shares subject to awards that may be granted to a participant in a calendar year to 400,000.

The material terms of the Amended Plan are described on pages 45 to 54 of the Company’s definitive proxy statement (the “Proxy Statement”) for the 2016 Annual Meeting filed with the Securities and Exchange Commission on June 22, 2016 under the heading “Proposal 3—Approval of Amended and Restated 2015 Long-Term Incentive Plan,” which description is incorporated herein by reference. The description of the Amended Plan included in the Proxy Statement is qualified in its entirety by reference to the full text of the Amended Plan, which is attached hereto as Exhibit 10.1, and the terms of which are incorporated by reference into this Item 5.02.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2016 Annual Meeting, four proposals were submitted to the stockholders of the Company. The proposals are described in detail in the Proxy Statement. The final results for the votes regarding each proposal are set forth below.

1. Stockholders voted on the election of seven directors to the Board to hold office for a one-year term until the annual meeting of stockholders in 2017 and until their successors are elected and qualified. The nominees to the Board received a majority approval of the votes cast and were re-elected, with the following results:

	For	Against	Abstained	Broker Non- Votes
Dr. Frank M. Armstrong	4,797,921	894,619	95,733	3,475,945
Frank C. Condella Jr.	5,116,898	665,415	5,960	3,475,945
Dr. Cristina Csimma	4,242,885	1,541,303	4,085	3,475,945
James A. Geraghty	5,375,713	408,463	4,097	3,475,945
Dr. Mary Ann Gray	5,434,196	349,961	4,116	3,475,945
Ann Merrifield	5,433,299	349,723	5,251	3,475,945
Dr. Nikin Patel	5,322,273	461,949	4,051	3,475,945

2. Stockholders ratified the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ending December 31, 2016. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
9,165,284	90,803	8,131	0

3. Stockholders approved the Amended and Restated 2015 Long-Term Incentive Plan. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
5,137,321	623,435	27,517	3,475,945

4. Stockholders approved in a non-binding advisory vote on the compensation paid to the Company’s named executive officers. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
4,721,805	1,038,039	28,429	3,475,945

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Juniper Pharmaceuticals, Inc. Amended and Restated 2015 Long-Term Incentive Plan

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JUNIPER PHARMACEUTICALS, INC.

By:	/s/ George O. Elston
Name:	George O. Elston
Title:	Chief Financial Officer

Date: July 28, 2016

Exhibit Index

Exhibit No.	Description

10.1	Juniper Pharmaceuticals, Inc. Amended and Restated 2015 Long-Term Incentive Plan